Exhibit 10.2

SECOND AMENDMENT TO

SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Second Amendment") is made as of October 21, 2014 by and among HIGHMARK INVESTORS, LLC, a Tennessee limited liability company (“Seller”) and REVEN HOUSING TENNESSEE, LLC, a Delaware limited liability company (“Buyer”) as assignee of REVEN HOUSING REIT, INC., a Maryland corporation, with reference to the following recitals:

RECITALS

A. Seller and Reven Housing REIT, Inc., a Maryland corporation (“Original Buyer”) entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated June 5, 2014 (“Agreement”) pursuant to which Seller agreed to sell and Original Buyer agreed to purchase from Seller, fourteen (14) single family homes in the city of Memphis, Tennessee (collectively, the “Property”).

B. Seller and Buyer executed the First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement on July 22, 2014 (the “First Amendment”) to delay the purchase of four (4) homes, assign Original Buyer’s interest in the Agreement to Buyer, to provide notice of Buyer’s intent to Close, and to list the repairs covered by the Purchase Price Holdback.

C. Seller and Buyer have agreed to again amend the Agreement to extend the Closing by ninety (90) days.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

AGREEMENT

1. Definitions. All initially-capitalized terms used in this Second Amendment without definition shall have the meanings given such terms in the Agreement.

2. Delayed Closing. Buyer and Seller agree that the Closing shall be extended by ninety (90) days from the date of this Second Amendment.

3. Governing Law. This Second Amendment shall be governed by the laws of the State of Tennessee.

4. Full Force and Effect. Except as modified herein, Buyer and Seller agree and affirm that the Agreement remains in full force and effect.

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5. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronically transmitted counterpart of this Second Amendment shall constitute an original for all purposes.

6. Miscellaneous. This Second Amendment, together with the First Amendment and the Agreement, sets forth the entire agreement between the parties with respect to the subject matter set forth herein and therein and may not be modified, amended or altered except by subsequent written agreement between the parties. In case of any inconsistency between the provisions of the Second Amendment, First Amendment, and the Agreement, the provisions of this Second Amendment shall govern and control. This Second Amendment shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and assigns, if any.

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IN WITNESS WHEREOF, Buyer and Seller have caused this Second Amendment to be duly executed on their behalfs as of the day and year first stated above.

SELLER

HIGHMARK INVESTORS, LLC, a Tennessee limited liability company

By:	/s/ Jeffrey King
Name:	Jeffrey King
Its:	Member

BUYER

REVEN HOUSING TENNESSEE, LLC, a Delaware limited liability company

By:	Thad Meyer
Thad Meyer
Chief Financial Officer

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